UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                   Form 8-K

                                CURRENT REPORT


               PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                             EXCHANGE ACT OF 1934




Date of Report:                  July 31, 1996
(Date of earliest event reported)





                     ENRON GLOBAL POWER & PIPELINES L.L.C.
            (Exact name of registrant as specified in its charter)




        DELAWARE                       1-13584                 76-0456366
(State or other jurisdiction   (Commission File No.)        (I.R.S. Employer
  of incorporation or                                      Identification No.)
      organization)


     ENRON BUILDING                                               77002
    1400 SMITH STREET                                          (Zip Code)
     HOUSTON, TEXAS
(Address of principal
   executive offices)



Registrant's telephone number,
including area code:               (713) 853-1937




                                                                         PAGE

Item 7.  Financial Statements and Exhibits

(a)   Financial Statements of Acquired Business -
      Compa<n~><i'>a de Inversiones de Energ<i'>a S.A. and Controlled Company

               Consolidated Balance Sheet-
                  June 30, 1996 (Unaudited)                                  2

         Consolidated Statements of Income -
            Six Months Ended June 30, 1996 and 1995(Unaudited)               3

         Consolidated Statements of Cash Flows -
            Six Months Ended June 30, 1996 and 1995(Unaudited)               4

         Notes to Consolidated Financial Statements                          5

(b)   Pro Forma Financial Statements - Enron Global Power & Pipelines L.L.C.

         Pro Forma Consolidated Financial Statements (Unaudited)            17

         Pro Forma Consolidated Balance Sheet -
            June 30, 1996                                                   18

         Pro Forma Consolidated Statements of Income -
                  Year Ended December 31, 1995                              19
            Six Months Ended June 30, 1996                                  20

         Notes to Pro Forma Consolidated Financial Statements               21

(c)   Exhibits
         23.1  Consent of Independent Public Accountants.                   24



ITEM 7.             FINANCIAL STATEMENTS AND EXHIBITS

        (a) FINANCIAL STATEMENTS OF ACQUIRED BUSINESS

           The financial statements of Compa<n~><i'>a de Inversiones de Energ<i'>a S.A. and Controlled Company, as required by Rule 3-05 of Regulation S-X and as included in the Annual Report on Form 10-K for year ended December 31, 1995, of Enron Global Power & Pipelines L.L.C., are incorporated herein by reference.


                  COMPA<N~>IA DE INVERSIONES DE ENERGIA S.A.
                            AND CONTROLLED COMPANY

                          CONSOLIDATED BALANCE SHEET
                              As of June 30, 1996
      (Stated in Thousands of Argentine Pesos as described in Note 2(a))

                                                                JUNE 30,
                                                                  1996
--------------------------------------------------------------------------
                                                               (Unaudited)
                                    ASSETS

Cash                                                               3,364
Investments                                                      100,384
Trade receivables                                                 40,584
Other receivables                                                 10,974
Inventories                                                        2,495
                                                              ----------
      Total current assets                                       157,801
                                                              ----------
Investments                                                        4,500
Property, plant and equipment, net                             1,564,999
Intangible assets, net                                            29,694
                                                              ----------
      Total noncurrent assets                                  1,599,193
                                                              ----------
      Total                                                    1,756,994
                                                              ==========

                     LIABILITIES AND SHAREHOLDERS' EQUITY

Initial debt assumed under Transfer Contract                      89,820
Accounts payable                                                  13,734
Loans                                                             77,452
Payroll and social security taxes                                  1,212
Taxes payable                                                     32,949
Other liabilities                                                  2,519
                                                              ----------
      Total current liabilities                                  217,686
                                                              ----------
Initial debt assumed under Transfer Contract                      29,426
Loans                                                            669,217
                                                              ----------
      Total noncurrent liabilities                               698,643
                                                              ----------
      Total liabilities                                          916,329
                                                              ----------
Minority interest                                                318,042
Shareholders' equity                                             522,623
                                                              ----------
      Total                                                    1,756,994
                                                              ==========
  The accompanying notes are an integral part of these financial statements.



                  COMPA<N~>IA DE INVERSIONES DE ENERGIA S.A.
                            AND CONTROLLED COMPANY

                       CONSOLIDATED STATEMENTS OF INCOME
            For the six-month periods ended June 30, 1996 and 1995
 (Stated in Thousands of Argentine Pesos as described in Note 2(a), except for
                         Per Share and Share Amounts)


                                                                 JUNE 30
                                                    -------------------------
                                                           1996          1995
-----------------------------------------------------------------------------
                                                              (Unaudited)
Net Revenues                                              196,557      193,373
Operating Costs                                           (51,370)     (51,920)
                                                     -------------------------
      Gross Operating Profit                              145,187      141,453

Administrative Expenses                                   (8,045)       (8,319)
Selling Expenses                                            (869)       (1,103)
                                                     -------------------------
      Operating Income                                   136,273       132,031

Other Income, net                                           1,042          718
Financial Income (Expense) and Holding
Gains (Losses)                                            (31,375)        (418)
                                                     -------------------------
      Net Income Before Income Tax                        105,940      132,331

Income Tax Expense                                        (31,599)     (34,686)
Minority Interest                                         (25,345)     (29,385)
                                                     -------------------------
      Net Income                                           48,996       68,260
                                                     =========================
Earnings Per Common Share                                    0.13         0.18
Average Number Of Common Shares                       374,122,880  374,122,880
                                                     =========================

  The accompanying notes are an integral part of these financial statements.



                  COMPA<N~>IA DE INVERSIONES DE ENERGIA S.A.
                            AND CONTROLLED COMPANY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
            For the six-month periods ended June 30, 1996 and 1995
      (Stated in Thousands of Argentine Pesos as described in Note 2(a))


                                                                 JUNE 30
                                                         ---------------------
                                                           1996           1995
------------------------------------------------------------------------------
                                                               (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Reconciliation of net income to cash provided
   by operating activities
   Net income                                              48,996       68,260
   Depreciation of property, plant and equipment           21,705       19,592
   Amortization of intangible assets                          817          679
   Consumption of materials                                 2,674        3,049
   Minority interest                                       25,345       29,385
   Changes in assets and liabilities
     Trade receivables                                      (707)        6,289
     Other receivables                                        102          605
     Inventories                                           (1,101)        (184)
     Accounts payable                                      (3,166)      (3,249)
     Payroll and social security taxes                       (216)          48
     Taxes payable                                             967       4,130
     Other liabilities                                     (3,006)      (1,785)
     Interest payable and other                             11,778     (28,969)
                                                         ---------------------
        Net cash flows from operating activities          104,188       97,850
                                                         ---------------------
CASH FLOWS USED IN INVESTING ACTIVITIES:
   Additions to property, plant and equipment             (43,899)     (77,162)
   Purchase of investments                                    -         (7,530)
   Cash from investment amortization                        1,100          -
                                                         ---------------------
        Net cash flows used in investing activities       (42,799)     (84,692)
                                                         ---------------------
CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES:
   Proceeds from loans                                    407,483       41,608
   Payment of loans                                      (354,196)     (12,539)
   Net increase in short-term debt, less than
     three months to maturity                               3,315       39,694
   Cash from treasury lock contracts settlement             5,968           -
   Payment of initial debt assumed under
     Transfer Contract                                    (22,000)     (22,087)
   Common dividends paid                                  (75,043)     (75,497)
                                                         ---------------------
        Net cash flows used in financing activities       (34,473)     (28,821)
                                                         ---------------------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS            26,916     (15,663)
                                                         ---------------------
   Cash and cash equivalents at beginning of year           72,432      80,857
                                                         ---------------------
   Cash and cash equivalents at period end                  99,348      65,194
                                                         =====================

  The accompanying notes are an integral part of these financial statements.



                  COMPA<N~>IA DE INVERSIONES DE ENERGIA S.A.
                            AND CONTROLLED COMPANY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)
            FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 1996 AND 1995
  (AMOUNTS STATED IN THOUSANDS OF ARGENTINE PESOS AS DESCRIBED IN NOTE 2(A),
      EXCEPT FOR PER SHARE AMOUNTS IN PESOS OR WHERE OTHERWISE INDICATED)


1. ORGANIZATION AND START-UP OF THE COMPANY

Compa<n~><i'>a de Inversiones de Energ<i'>a S.A. (CIESA or the Company) was incorporated in Buenos Aires, Argentina, on December 14, 1992. Until recently, CIESA was owned by Enron Pipeline Company-Argentina S.A.(EPCA); Perez Companc S.A. (Perez Companc); Compa<n~><i'>a de Inversiones en Transporte de Gas S.A. (CITGAS); and Argentina Private Development Trust Limited (APDT), each of which owned 25% of CIESA's common stock.

Effective July 31, 1996, Enron Global Power & Pipelines L.L.C. (EPP), the parent company of EPCA, together with Perez Companc, acquired through their respective subsidiaries APDT's 25% interest in CIESA and EPP granted to Enron Corp. the right to acquire a 4 1/6% interest in CIESA for approximately $39 million. On August 8, 1996, Enron Corp. and Perez Companc entered into a stock purchase agreement with CITGAS which transfers all rights and obligations deriving from CITGAS's 25% shareholding in CIESA to subsidiaries of Enron Corp. and Perez Companc. The closing of the CITGAS transaction, which is subject to regulatory approval and other requirements, is expected to occur by November 15, 1996. However, the respective voting and economic rights were transferred effective August 1, 1996. As a result of the APDT and CITGAS transactions, Perez Companc and its subsidiaries will have a 50% ownership in CIESA, EPCA will own 33 1/3% and Enron Corp. will own 16 2/3%. CIESA holds 70% of the capital stock of Transportadora de Gas del Sur S.A. (TGS or controlled company).

On August 23, 1996, Enron Corp. exercised its right to acquire the 4 1/6% interest in CIESA from EPP.

TGS is one of the companies created by the privatization of Gas del Estado S.E.
(GdE) and is engaged in the transportation and processing of natural gas in Argentina. TGS's pipeline system connects major gas fields in southern and western Argentina with distributors of gas in those areas and in the greater Buenos Aires area. The gas transportation license (the License) was exclusively granted for a period of 35 years with an extension of ten years, provided that TGS has essentially met certain conditions. The General Cerri Gas Processing Complex, where TGS processes natural gas by extracting natural gas liquids, was transferred together with the gas transmission assets.

CIESA acquired 70% of the capital stock of TGS, which was transferred on December 28, 1992, for US$561.2 million of which US$205 million was paid in settlement of GdE's liabilities with the Federal Treasury. Those payments made by CIESA were financed by shareholders' contributions, accounted for as an irrevocable contribution against future subscription and a US$75 million bridge loan received from Chase Manhattan Bank.



                  COMPA<N~>IA DE INVERSIONES DE ENERGIA S.A.
                            AND CONTROLLED COMPANY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-Continued


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements included herein have been prepared by management without audit pursuant to the rules and regulations of the Securities and Exchange Commission (SEC). The consolidated balance sheet of CIESA as of June 30, 1996, and the related consolidated statements of income and cash flows for the six-month periods ended June 30, 1996, and 1995 have been prepared in accordance with generally accepted accounting principles in Argentina (Argentine GAAP) for consolidated financial statements. Certain financial statements, schedules and footnote disclosures normally included in financial statements prepared in accordance with Argentine GAAP have been condensed or omitted, pursuant to SEC rules and regulations. These unaudited consolidated financial statements should be read in conjunction with CIESA's audited consolidated financial statements and notes thereto included in EPP's Form 10-K for the year ended December 31, 1995.

The unaudited consolidated financial statements included herein reflects all adjustments, consisting only of normal recurring adjustments which are necessary, in the opinion of management for a fair presentation of CIESA's financial position, results of operations and cash flows for the interim periods presented. The results of operations for the interim periods presented herein are not necessarily indicative of the results to be expected for full years.

   (a)  PRESENTATION OF FINANCIAL STATEMENTS IN CONSTANT ARGENTINE PESOS

        The Executive Branch of the Argentine Government in Decree 316/95 provided for the discontinuance of inflation accounting. Based on such decree, the inflation accounting, whereby historical peso nonmonetary transactions and account balances are restated into constant Argentine pesos (Ps.), has been discontinued effective as of September 1, 1995, as stipulated by General Resolution No 8/95 of the Inspecci<o'>n General de Justicia (IGJ). Consequently, the Company's financial statements have been restated for the effects of inflation through August 31, 1995. This restatement was performed as stipulated by the restatement methodology established in Technical Resolution Number 6 of the Argentine Federation of Professional Councils in Economic Sciences (Argentine Federation).

        All financial statements amounts for all the periods presented have been subsequently restated up through August 31, 1995. This restatement simply updates the financial statement amounts to constant pesos and does not otherwise change the prior periods financial statements. In accordance with inflation accounting, the conversion factor derived from the general level wholesale price index (GLWPI) issued by the National Institute of Statistics and Census (INDEC) has been used to arrive at the financial statements stated in constant Argentine pesos. The conversion factor used to restate the June 30,



                  COMPA<N~>IA DE INVERSIONES DE ENERGIA S.A.
                            AND CONTROLLED COMPANY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-Continued


      1995, financial statements in constant pesos through August 31, 1995, was 1.004.

      The Argentine Federation has issued resolution N* 140/96 wherein financial statements are allowed to be presented on historical basis, including the effects of inflation up through August 31, 1995, provided that the annual variation in the GLWPI does not exceed 8%. For the six-month period from January 1 to June 30, 1996, the change in the GLPWI was 2%.

  (b) BASIS OF CONSOLIDATION

      The consolidated financial statements include the accounts of CIESA and the financial statements of its controlled company.

      The controlled company has been consolidated following the methodology established in Technical Resolution Number 4 of the Argentine Federation.

      The valuation methods used by TGS are consistent with those followed by CIESA. All significant intercompany transactions have been eliminated in consolidation.

  (c) FINANCIAL INSTRUMENTS

      TGS and CIESA have not used derivative financial instruments for trading purposes, although both companies have used derivatives to mitigate the exposure of a portion of their indebtedness to fluctuations in LIBOR through certain interest rate swap agreements. The differences paid or received under the interest rate swap agreements are charged or credited to interest expense. Gains or losses resulting from swap agreements for the purposes of hedging anticipated transactions are deferred until the gain or the loss is recognized on the hedged item. As of June 30, 1996, such differences were not significant.


3. ADDITIONAL INFORMATION ON THE STATEMENTS OF CASH FLOWS

In the preparation of the consolidated statements of cash flows, cash and cash equivalents include investments with original maturities of three months or less. Included in short-term investments at June 30, 1996, was approximately $95,984 of cash equivalents. The Company uses the indirect method which requires a series of adjustments to the year's income to obtain the cash flows generated by operations.

Cash paid for income tax and interest during the six-month periods ended June 30, 1996, and 1995 is as follows:



                  COMPA<N~>IA DE INVERSIONES DE ENERGIA S.A.
                            AND CONTROLLED COMPANY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-Continued


                                                              JUNE 30
                                                      ---------------------
                                                         1996         1995
---------------------------------------------------------------------------
Income tax                                              30,201       33,257
Interest (net of amounts capitalized)                   24,029       29,918

Non-cash investing activities for the six-month periods ended June 30, 1996, and 1995 include fixed assets acquisitions amounting to Ps.2,416 and Ps.3,705, respectively, unpaid at the end of each period.


4. REGULATORY MATTERS

   (a) GENERAL

        TGS's natural gas transportation business is regulated by law No. 24.076, and by regulations issued by Ente Nacional Regulador del Gas (ENARGAS), which among other things, sets the basis for the calculation of tariffs and monitors such tariffs. Current transportation tariffs are calculated in U.S. dollars and converted into Argentine pesos pursuant to the Convertibility Law as of the billing date. The basic gas transportation tariffs charged by TGS were established upon the privatization and may be adjusted in the following cases: (i) semiannually and automatically to reflect changes in the U.S. producer price index-industrial commodities (PPI) and, (ii) every five years by ENARGAS's review. Also, subject to ENARGAS's approval, tariffs may be adjusted to reflect nonrecurring circumstances or tax changes (other than income tax).

        Effective January 1, 1996, transportation rates decreased by 0.16% as a result of a decline in the PPI.

        Effective July 1, 1996, transportation rates increased by 1.51% as a result of an increase in PPI.

        The License stipulates, among other restrictions, that TGS may not assume the debts of CIESA, or grant credit, encumber its assets or grant any other benefit to CIESA's creditors.

        Under the Natural Gas Act, the regulations thereunder and the pertinent provisions and formulas contained in the License, ENARGAS is responsible for determining the rates that are to be effective during each succeeding five-year period following the initial five-year period ending December 28, 1997. This determination is to be made on the basis of rules which ENARGAS was required to promulgate not later than December 28, 1995. On March 12, 1996, ENARGAS sent a preliminary note on such rules to the licensee companies, including TGS, partially establishing the methodology for the calculation of the investment and efficiency factors and requiring the licensees to file their



                      COMPA<N~>IA DE INVERSIONES DE ENERGIA S.A.
                            AND CONTROLLED COMPANY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-Continued


        investment plans on June 28, 1996. In July 1996, ENARGAS issued a note postponing the investment plan filing date to August 13, 1996, and establishing the cost of capital for the calculation of the efficiency and investment factors. TGS filed its investment plan on August 13, 1996. Such cost of capital (11.3%) is a weighted average cost of capital and is net of an estimated future annual inflation rate of 1.9%.

        The gas processing activity is not regulated by ENARGAS, and as provided in the Transfer Contract between The National Government, Gas del Estado Sociedad del Estado and TGS dated December 28, 1992
        (Transfer Contract), is organized as a division within TGS and maintains separate accounting information.

   (b)  MANDATORY INVESTMENT PROGRAM

        As stipulated by the License, TGS is required to complete a mandatory, five- year investment plan which began in 1993 on its natural gas pipeline system totaling US$153 million, representing US$30.6 million per year. This mandatory investment plan is related to the operational capability and public safety of the pipeline system and includes, among others, cathodic protection, internal inspection and pipeline replacement and recoating. ENARGAS may in its judgment levy a fine equal to any amount not actually invested.

        In connection with 1993 mandatory investments, ENARGAS has completely reimbursed the US$1.4 million deposit made by TGS as a guarantee of works which were incomplete in ENARGAS's opinion.

        ENARGAS has informed TGS that it will reimburse a US$4.5 million deposit as a guarantee for the completion of certain 1994 mandatory investments, which in ENARGAS's opinion had not been performed by TGS.

        TGS has informed ENARGAS that it has exceeded the required amounts for 1995 mandatory investments and has completed all of the required work. ENARGAS's opinion on this matter is still pending.


5. LEGAL MATTERS

In April 1996, GdE filed a claim seeking reimbursement from TGS of US$23 million paid by GdE under purchase orders issued in connection with two compressor plants. TGS has recorded the cost of such plants as property, plant and equipment valued at Ps.4.8 million based on the replacement cost of similar compressor equipment. TGS's management believes that final resolution of this matter will not have a material adverse effect on TGS's financial position or results of operations.



                  COMPA<N~>IA DE INVERSIONES DE ENERGIA S.A.
                            AND CONTROLLED COMPANY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-Continued


GdE has not fulfilled the obligations set forth in the Transfer Contract and in the License in connection with its responsibility to register the easements relating to the pipeline system, which have not been properly recorded, and for related payments to property owners of any required royalties or fees. In order to fulfill its investment program related to the system integrity and public safety required by the License, TGS partially assumed such obligations and has filed a claim against GdE to recover the amounts paid. The total paid by TGS as of June 30, 1996, totaled approximately US$4.1 million.

In August 1994, Tierra del Fuego Province increased the turnover tax from 3% to 4.5% and reduced it to 3.5% in May 1996. As of June 30, 1996, the cumulative effect of the increase amounted to approximately Ps.2.2 million.

According to the procedures stipulated in the License for rate adjustments, TGS requested ENARGAS to provide adjustments to its tariffs which request was denied. Subsequently, TGS appealed ENARGAS's resolution to the Federal Courts of Argentina, which appeal was recently rejected. Consequently, TGS asked the COMISION FEDERAL DE IMPUESTOS if the turnover tax increase stipulated by the Provincial Government was in compliance with the Pacto Fiscal and is currently waiting for a reply.

Also, effective July 1, 1996, the Neuqu<e'>n Province increased the turnover tax from 2% to 3% which will generate a Ps.2.0 million projected decline in annual net revenues. TGS has recently filed a claim before ENARGAS seeking an adjustment to its rates.

In addition to the matters discussed above, TGS is a party to certain lawsuits and administrative proceedings before various courts and governmental agencies arising in the ordinary course of business. TGS's management believes that the final outcome of such lawsuits and proceedings will not have a material adverse effect on TGS's financial position and results of operations.


6. OTHER MATTERS

   (a)  DEBT ISSUANCE

       In April 1996, TGS filed a US$350 million shelf registration with the SEC in order to issue debt securities from time to time in the United States. Under Argentine law, TGS established a Global Program approved by the Comisi<o'>n Nacional de Valores. During April 1996, TGS issued US$150 million of bonds with an effective annual interest rate of 9.6% for a term of five years as part of its Global Program. Approximately US$100 million of the proceeds were used to retire short-term debt and the remainder for other corporate purposes.

       In May 1996, CIESA entered into a bridge loan facility for US$220 million with a group of banks led by Goldman Sachs & Co. and Soci<e'>t<e'> G<e'>n<e'>ral<e'> due in 18 months or to be repaid with the proceeds of any




                  COMPA<N~>IA DE INVERSIONES DE ENERGIA S.A.
                            AND CONTROLLED COMPANY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-Continued


       debt offering placed before such date. Interest is payable quarterly based on the Eurodollar rate for deposits plus 2.4% for the first six months increasing to a maximum of 3.5% for the last three months. The proceeds were used to retire the US$215 million loan agreement with Morgan Guaranty Company of New York together with the related TGS share pledge and the interest rate swap contract, which expired in May 1996.

       Under the terms of the US$220 million bridge loan facility, CIESA is subject to certain restrictions, among others: total guarantees given cannot exceed a certain amount, a minimum interest coverage, a level of consolidated indebtedness (including TGS debt) not to exceed 60% of net consolidated assets and the voting rights of at least 51% of TGS's stock should be held by CIESA.

       TGS believes that cash flows from operations supplemented with external debt financing will provide sufficient liquidity to fund its capital expenditures, pay dividends, cover its debt service and provide sufficient working capital.

   (b)  SWAP AGREEMENTS

        As of June 30, 1996, TGS had outstanding interest rate swap agreements, with major financial institutions, which effectively convert US$191 million of floating LIBOR based debt to fixed rates (ranging from 4.89% to 6.06%); US$88 million related to the YPF debt; US$53 million covering the Eximbank credit facility and US$50 million related to the syndicated loan agreement. As of June 30, 1996, amounts payable or receivable under the existing swap agreements were not significant.

        Furthermore, during the period, in contemplation of debt issuance, TGS entered into swap agreements which effectively locked in the rate on the five-year U.S. Treasury Bond at an average rate of 5.39% covering US$150 million. Such Treasury lock agreements were executed upon the issuance of the medium-term notes on April 25, 1996, generating an approximate US$6 million deferred gain which will be amortized over the term of this issuance (five years).

   (c)  DIVIDENDS

        On August 26, 1996, CIESA paid a Ps.48 million interim cash dividend based on first half of 1996 net income.



                  COMPA<N~>IA DE INVERSIONES DE ENERGIA S.A.
                            AND CONTROLLED COMPANY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-Continued



7. SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES FOLLOWED BY THE COMPANY AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The accompanying financial statements which have been prepared on the basis disclosed in Note 2 differ in certain respects from United States of America Generally Accepted Accounting Principles (U.S. GAAP).

The differences have been reflected in the financial information provided below and principally relate to the following items:

   (a)  RESTATEMENTS OF FINANCIAL STATEMENTS FOR GENERAL PRICE-LEVEL CHANGES

        Argentine GAAP requires the restatement of all financial statements to constant Argentine pesos. However, as described in Note 2(a), effective September 1, 1995, the IGJ required the discontinuance of inflation accounting. The effect of this discontinuance on net income and shareholders' equity (as set forth in Note 2(a)) is not material.

        This restatement merely updates the financial statement amounts for all years presented to constant Argentine pesos, and does not change prior period financial statements in any other way. Accordingly, all nonmonetary assets and income statement amounts have been restated to reflect changes in the Argentine GLWPI, from the date the assets were acquired or the transaction took place, to August 31, 1995. The gain
        (loss) on exposure to inflation included in income reflects the effect of Argentine inflation on the monetary liabilities of the Company during the period, net of the effect of inflation on monetary assets held.

        Under U.S. GAAP, account balances and transactions are stated in the units of currency of the period when the transactions originated. This accounting model is commonly known as the historical cost basis of accounting. SEC rules establish that foreign private issuers that prepare their financial statements in a reporting currency that comprehensively includes the effects of price level changes are not required to eliminate such effects in the reconciliation to U.S. GAAP. Therefore, the U.S. GAAP reconciliation of net income and shareholders' equity shown in paragraph (g) below does not reflect the effect of the general price level restatement as a difference.

   (b)  INCOME TAXES

        Argentine GAAP income tax expense is based upon the estimated current income tax liability to the DIRECCI<o'>N GENERAL IMPOSITIVIA. When income and expense recognition for income tax purposes does not occur in the same period as income and expense recognition for financial statement purposes, the recording of the resultant differences is not a common practice among Argentine corporations. Under U.S. GAAP, Statement of Financial Accounting Standards (SFAS) No. 109 "Accounting for Income



                      COMPA<N~>IA DE INVERSIONES DE ENERGIA S.A.
                            AND CONTROLLED COMPANY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-Continued


        Taxes," requires the liability method be used to account for deferred taxes. Under this method, deferred taxes are recorded for temporary differences that arise between the financial and tax basis of assets and liabilities at each reporting date and for tax attributes. Under current Argentine tax regulations, the effects of inflation are not included in the determination of taxable income nor in the tax basis of assets or liabilities. Accordingly, the net deferred tax liability or asset included in the U.S. GAAP reconciliation contains the effects of inflation on nonmonetary assets.

        On September 27, 1996, the Argentine Government increased the income tax rate from 30% to 33%, applicable for companies with year end financial statement closing dates after September 28, 1996, retroactive to the beginning of such fiscal years.

   (c)  INTANGIBLE ASSETS

        Under Argentine GAAP, costs such as organization and pre-operating expenses, costs associated with voluntary retirement programs and cancellation costs of commitments assumed incurred in the acquisition and start-up of a privatized company, may be deferred and amortized over the resultant period of benefit. Under U.S. GAAP, Accounting Principles Board (APB) Opinion No. 16 "Business Combinations," (APB 16) provides that, for the acquisition of stock or assets under the purchase method, the cost of an acquired company should be allocated to the assets acquired and liabilities assumed. The only difference between U.S. and Argentine GAAP related to qualifying liabilities assumed is that for Argentine GAAP, the offsetting purchase price is allocated to intangible assets and for U.S. GAAP, the offsetting purchase price is allocated to the acquired assets which, in this case, is property, plant and equipment.

        Therefore, the U.S. GAAP reconciliation of net income and shareholders' equity shown in paragraph (g) below does not reflect any differences related to assumed liabilities in the acquisition of the capital stock of TGS.

   (d)  VACATION ACCRUAL

        Under Argentine GAAP, there are no specific requirements governing the recognition of the accrual for vacations. The acceptable practice in Argentina is to charge vacations to expense when taken and to accrue only the amount of vacation in excess of the normal remuneration. Under U.S. GAAP, vacation expense is fully accrued in the period the employee renders service to earn such vacation.



                      COMPA<N~>IA DE INVERSIONES DE ENERGIA S.A.
                            AND CONTROLLED COMPANY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-Continued


   (e)  VALUATION OF PROPERTY, PLANT AND EQUIPMENT

        Under Argentine GAAP  transferred  assets  were  valued as described in
        Note 2(a). Under U.S. GAAP, APB 16 provides guidance for the valuation of property, plant and equipment in connection with an acquisition. As CIESA acquired 70% of the capital stock of TGS, the fixed assets transferred should have been valued at the price effectively paid for such 70%, plus the inflation adjusted historical cost carried by GdE for the remaining 30%. The condition of GdE's books and records (specifically that no separate financial statements or financial information was kept with respect to transportation operations or the operation of assets transferred to TGS) and the unavailability of any 1992 GdE financial information made it impossible to determine historical cost. Management believes, based on information maintained by the Argentine Government Public Notary, that the fair value of the transferred assets recorded on its books was significantly below the 1991 GdE historical book values brought forward to 1992 and restated in constant Argentine pesos at December 28, 1992, adjusted for applying purchase accounting for the transaction under APB 16. Part of the acquisition price for TGS's capital stock included a fixed face value of bonds issued by the Argentine Government. At the offer for bids in 1992, the Argentine Government fixed a discount rate on such bonds in determining the total purchase price and as the ultimate basis used in assigning the book values to the fixed assets. On the date of payments the market value of such bonds was generally below the values fixed by the Argentine Government. As required by U.S. GAAP under APB 16 the cost of an asset is the fair value of assets distributed. Accordingly, CIESA's investment in TGS and CIESA's interest in the underlying assets have been adjusted by the difference in the fixed versus fair value of such bonds. Therefore, no adjustment has been recorded in the U.S. GAAP reconciliation related to the valuation of property, plant and equipment except for the effects of applying purchase accounting to CIESA in valuing the bonds under APB 16 as discussed above.

   (f)  REGULATORY MATTERS

        TGS provides the public service of natural gas transportation through the Southern Gas Pipeline System and is therefore subject to the regulatory control of ENARGAS.

        Argentine Law No. 24,076 (the Natural Gas Act) and its regulatory decree (No. 1,738/92) state that TGS's tariffs shall provide an opportunity to collect revenues sufficient to recover all proper operating costs reasonably applicable to the service, taxes, depreciation and a reasonable rate of return, and that such return shall be similar to the return in businesses having equivalent or comparable risks, and shall be related to the degree of efficiency and satisfactory performance of the services.



                      COMPA<N~>IA DE INVERSIONES DE ENERGIA S.A.
                            AND CONTROLLED COMPANY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-Continued



        The License states that the new maximum tariffs will be established every five years calculated by applying the existing tariff to an investment factor and efficiency factor.

        Until the specific regulations mentioned are issued, the Company will not be in a position to determine whether the conditions for the applicability of SFAS No. 71 "Accounting for the Effects of certain Types of Regulation," (SFAS No. 71) would be met by TGS (specifically, whether the tariff rates are designed to recover TGS's cost of providing services). If applicable, SFAS No. 71 would allow a company to capitalize all or part of incurred costs that would otherwise be charged to expense if it is probable that future revenues will result from the inclusion of those costs in the rate-making process and will be provided to permit recovery of the increased cost rather than to provide for expected levels of similar future costs. Additionally, if rates are based on allowable costs that include an allowance for the cost of funds used during construction (consisting of an equity component and a debt component), a company should capitalize and increase net income by the amount used for rate-making purposes rather than capitalizing interest in accordance with SFAS No. 34 "Capitalization of Interest Cost."

        However, if the provisions of SFAS No. 71 were applicable to TGS, the Company's management believes that they would not have a significant effect on the U.S. GAAP reconciliation of net income and shareholders' equity shown in paragraph (g) below.

   (g)  RECONCILIATION OF NET INCOME AND SHAREHOLDERS' EQUITY TO U.S. GAAP

        The following is a summary of the significant adjustments to net income for the six-month periods ended June 30, 1996, and 1995 and to shareholders' equity as of June 30, 1996, which would be required if U.S. GAAP had been applied instead of Argentine GAAP in the accompanying financial statements.

        These adjustments have been calculated based on financial information restated to reflect changes in the Argentine GLWPI as described in
        Note 2(a) and may not reflect the adjustments necessary to conform with U.S. GAAP under the historical cost basis of accounting required by the SEC for U.S. registrants.



                      COMPA<N~>IA DE INVERSIONES DE ENERGIA S.A.
                            AND CONTROLLED COMPANY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-Continued



                                                                  JUNE 30,
                                                       -----------------------
                                                            1996          1995
------------------------------------------------------------------------------
        Net income in accordance with Argentine
           GAAP                                           48,996        68,260
        U.S. GAAP adjustments (decrease) increase
           due to:
           Deferred income taxes                          (2,493)      (27,462)
           Change in minority interest                       578         5,868
           Others, not individually significant              516           516
                                                        ----------------------
        Approximate net income in accordance
           with U.S. GAAP                                 47,597        47,182
                                                     =========================
        Earnings per common share
           Amounts per accompanying financial
           statements                                       0.13          0.18
           Approximate amounts under U.S. GAAP              0.13          0.13
           Average number of common shares           374,122,880   374,122,880
                                                     =========================


                                                                    JUNE 30,
                                                                      1996
------------------------------------------------------------------------------
        Shareholders' equity in accordance with
           Argentine GAAP                                             522,623
        U.S. GAAP adjustments (decrease) increase due to:
           Adjustment for difference in market value
            and Government parity of acquisition
           Bonds, net                                                 (32,631)
           Provision for vacation accrual                              (2,730)
           Deferred income taxes                                      (82,475)
           Change in minority interest                                 18,519
                                                                   ----------

        Approximate shareholders' equity in
           accordance with U.S. GAAP                                  423,306
                                                                   ==========



                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

      The following pro forma consolidated financial statements reflect the acquisition by Enron Global Power & Pipelines L.L.C. (EPP) of an additional net 8 1/3% equity interest in the net assets of Compa<n~>ia de Inversiones de Energ<i'>a S.A. (CIESA) on July 31, 1996, as more fully discussed in the related notes. The pro forma consolidated financial statements should be read in conjunction with the financial statements of EPP and CIESA included in EPP's Annual Report on Form 10-K for the year ended December 31, 1995, EPP's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, and June 30, 1996, and the financial statements of CIESA included elsewhere in this Current Report on Form 8-K. The pro forma consolidated financial statements are not intended to be indicative of actual operating results or financial position had the transaction occurred earlier, nor do they purport to indicate operating results or financial position which may be attained in the future.


                     ENRON GLOBAL POWER & PIPELINES L.L.C.

                     PRO FORMA CONSOLIDATED BALANCE SHEET

                              AS OF JUNE 30, 1996

                    (In Thousands of United States Dollars)

                                  (Unaudited)




                                      HISTORICAL     ADJUSTMENTS      PRO FORMA
--------------------------------------------------------------------------------
ASSETS
Current Assets
  Cash and cash equivalents           $  32,024      $       -      $     32,024
  Accounts receivable                     4,709              -             4,709
  Current portion of notes receivable       987              -               987
                                      ------------------------------------------
   Total Current Assets                  37,720              -            37,720
                                      ------------------------------------------
Investments in and Advances to
  Unconsolidated Subsidiaries           220,528         78,333 (A)       298,861
Note receivable                           7,526              -             7,526
Other                                     1,109              -             1,109
                                      ------------------------------------------
Total Assets                          $ 266,883      $  78,333      $    345,216
                                      ==========================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
  Accounts payable                    $   6,437      $       -      $      6,437
  Accrued taxes                           1,562              -             1,562
  Short-term debt                           -           78,333 (A)        78,333
                                      ------------------------------------------
   Total Current Liabilities              7,999         78,333            86,332
                                      ------------------------------------------
Other                                     1,686              -             1,686
Deferred Income Taxes                     3,531              -             3,531
Shareholders' Equity
  Common shares                         219,478              -           219,478
  Retained earnings                      34,189              -            34,189
                                      ------------------------------------------
   Total Shareholders' Equity           253,667              -           253,667
                                      ------------------------------------------
Total Liabilities and Shareholders'
  Equity                              $ 266,883      $  78,333      $    345,216
                                      ==========================================

The accompanying notes are an integral part of these consolidated financial statements.


                     ENRON GLOBAL POWER & PIPELINES L.L.C.

                  PRO FORMA CONSOLIDATED STATEMENT OF INCOME

                     FOR THE YEAR ENDED DECEMBER 31, 1995

                    (IN THOUSANDS OF UNITED STATES DOLLARS,
                           EXCEPT PER SHARE AMOUNTS)

                                  (UNAUDITED)



                                   HISTORICAL     ADJUSTMENTS          PRO FORMA
--------------------------------------------------------------------------------
Technical Assistance Fees          $   10,033     $     393  (B)      $  10,426
Equity in Earnings of
  Unconsolidated Subsidiaries:
  Pipeline operations                  22,154         6,232  (C)         28,386
  Power operations                     11,274             -              11,274
                                   ---------------------------------------------
Technical Assistance Fees and
  Equity in Earnings                   43,461         6,625              50,086
General and Administrative Expenses                 (6,036)  -           (6,036)
Taxes Other Than Income                  (600)         (24)  (D)           (624)
Other Income (Expense), net             1,773       (5,277)  (E)         (3,504)
                                   --------------------------------------------
Income Before Income Taxes             38,598         1,324              39,922
Income Taxes                            3,571       (1,472)  (F)          2,099
                                   --------------------------------------------
Net Income                         $   35,027     $   2,796           $  37,823
                                   ============================================

Net Income Per Common Share        $     1.68                         $    1.81
                                   ==========                         =========
Average Number of Common Shares
  Used in Computation                  20,842                            20,842
                                   ============================================

The accompanying notes are an integral part of these consolidated financial statements.


                     ENRON GLOBAL POWER & PIPELINES L.L.C.

                  PRO FORMA CONSOLIDATED STATEMENT OF INCOME

                    FOR THE SIX MONTHS ENDED JUNE 30, 1996

                    (IN THOUSANDS OF UNITED STATES DOLLARS,
                           EXCEPT PER SHARE AMOUNTS)

                                  (UNAUDITED)



                                      HISTORICAL     ADJUSTMENTS      PRO FORMA
-------------------------------------------------------------------------------
Technical Assistance Fees             $   5,308      $     204 (B)    $   5,512
Equity in Earnings of
  Unconsolidated Subsidiaries:
  Pipeline operations                    16,529          3,474 (C)       20,003
  Power operations                        7,855              -            7,855
                                      -----------------------------------------
Technical Assistance Fees and
  Equity in Earnings                     29,692          3,678           33,370
General and Administrative Expenses     (2,911)              -           (2,911)
Taxes Other Than Income                   (293)           (12) (D)         (305)
Other Income (Expense), net             (1,079)        (2,428) (E)       (3,507)
                                      -----------------------------------------
Income Before Income Taxes               25,409          1,238           26,647
Income Taxes                              2,313           (738) (F)       1,575
                                      -----------------------------------------
Net Income                            $  23,096      $   1,976        $  25,072
                                      =========================================

Net Income Per Common Share           $    0.96                       $    1.04
                                      =========                       =========
Average Number of Common Shares
  Used in Computation                    24,024                          24,024
                                      =========================================

The accompanying notes are an integral part of these consolidated financial statements.


                     ENRON GLOBAL POWER & PIPELINES L.L.C.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


On July 30, 1996, Enron Global Power & Pipelines L.L.C. (EPP), through its wholly owned subsidiary, Enron Pipeline Company - Argentina S.A. (EPCA), entered into a Stock Purchase Agreement among Argentina Private Development Trust Company Limited (APDT), EPCA and Maip<u'> Inversora S.A. (Maip<u'>), a subsidiary of Perez Companc S.A. (Perez), whereby EPP and Perez agreed to acquire an additional 25% interest and other rights in CIESA for $235 million. The acquisition closed on July 31, 1996, with EPP and Perez each buying a 12 1/2% interest in CIESA. CIESA owns 70% of the common stock of Transportadora de Gas del Sur (TGS), a 4,104-mile gas pipeline system in Argentina. The pipeline is the largest in South America, with a capacity of 1.9 billion cubic feet of gas per day.

Additionally, on July 31, 1996, EPP entered into an agreement among Enron Corp., Enron Holding Company L.L.C. (EHC), EPCA and EPP, whereby (a) Enron Corp. agreed to loan up to $117.5 million to EPP or a subsidiary thereof in connection with the acquisition of the additional interest in CIESA, (b) EPP granted to EHC an option to acquire up to $47 million of EPP common shares (proceeds of which will be used to repay debt to Enron) and (c) EPP granted to Enron Corp. the right to acquire a 4 1/6% interest in CIESA from EPP for approximately $39 million (proceeds of which will be used to repay debt to Enron Corp.).

On August 8, 1996, Enron Corp. and Perez entered into a stock purchase agreement to acquire from Citicorp Equity Investments S.A. (CEI) a 25% interest and other rights in CIESA for a total of approximately $249 million. Perez, through Maip<u'>, will acquire 12 1/2% of CIESA and Enron Corp. will acquire 12 1/2%. The transaction is expected to close in mid-November 1996.

On August 23, 1996, Enron Corp. exercised its right to acquire the 4 1/6% interest in CIESA from EPP.

EPP and Perez each currently owns a 37 1/2% interest in CIESA. As a result of the acquisition of the CEI interest in CIESA and the exercise of Enron Corp.'s right to acquire a 4 1/6% CIESA interest from EPP, which are subject to the approval of ENARGAS, the Argentine regulatory authority, and the fulfillment of certain requirements, Perez will hold 50% interest in CIESA, EPP will indirectly own 33 1/3% and Enron Corp. will beneficially indirectly own 16 2/3%. Voting rights with respect to the CIESA interests will be divided equally between Perez and EPP.

The pro forma consolidated financial statements illustrate the effects of EPP's acquisition of an additional 8 1/3% equity interest in CIESA and the related financing of the transaction. The subsequent sale to Enron Corp. of the 4 1/6% interest was between entities under common control and, accordingly, the activity between the date of acquisition and subsequent sale to Enron Corp. has been eliminated. The pro forma consolidated financial statements have been prepared as if the transactions had taken place on June 30, 1996, in the case of the pro forma consolidated balance sheet, or as of January 1, 1995, in the case of the pro forma consolidated statements of income.


                     ENRON GLOBAL POWER & PIPELINES L.L.C.

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED


The acquisition will be accounted for as a purchase. The difference between the acquisition price and proportionate share of the underlying U.S. GAAP equity of CIESA ($46.1 million) will be amortized over the remaining life of the License.

(A) Reflects the purchase of an additional 8 1/3% interest in CIESA with funds borrowed from Enron Corp. due September 30, 1997, bearing interest at LIBOR plus 0.75%. A 1/8% change in the interest rate would change the annual interest expense by $98 thousand.

(B) Reflects the additional technical assistance fees associated with the 8 1/3% interest in CIESA. APDT was entitled to receive less than a proportionate share of the total technical assistance fees received by EPCA.

(C) Reflects the additional equity in earnings net of amortization of excess investment.

(D) Reflects additional turnover tax in Argentina related to the additional technical assistance fees.

(E)   Reflects interest expense resulting from the financing of the purchase.

(F) Reflects the net tax benefit resulting from interest expense partially offset by increased income taxes resulting from increased technical assistance fees.



                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          ENRON GLOBAL POWER & PIPELINES L.L.C.



Date:  October 11, 1996            By:             /S/ PAULA H. RIEKER
                                      -----------------------------------------
                                                     Paula H. Rieker
                                                   Vice President and
                                                 Chief Financial Officer